CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 25, 2012 on the financial statements of The North Country Funds, comprising the North Country Equity Growth Fund and the North Country Intermediate Bond Fund, as of November 30, 2011 and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to The North Country Funds Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

March 27, 2012